U.S. Securities and Exchange Commission
        Washington, D.C. 20549

        Form SB-2 - AMENDMENT THREE (POST EFFECTIVE)

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

        STRATEGIC PARTNERS, INC.
        (Name of small business issuer in its charter)

        Wyoming (state of Incorporation)
        6199 (Primary Standard Industrial Classification Code
        Number)
        77-0494696 (IRS Employer ID No.)
        SEC File No. 333-50118

        3525 Sunset Lane
        Oxnard, CA 93035
        805-984-0821
        (Address and telephone number of registrant's principal executive offices and principal place of business)

        Frank J. Weinstock
        3525 Sunset Lane
        Oxnard, CA 93035
        805-984-0821
        (Name, address and telephone number of agent for service)

        Copies to:

        David Lilly
        Lance Kerr Law Office
        155 W. Washington Blvd. # 1005
        Los Angeles, CA 90015
        Tel. 213-741-1790 Fax. 213-741-1792

        Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.



Calculation of Registration Fee


                                                      Proposed
                                      Proposed        Maximum
Title of Each Class                   Maximum         Aggregate Amount of
of Securities to be   Amount to be    Offering Price  Offering  Registration
Registered(1)         Registered (1)  Per Unit(1)     Price(2)  Fee
-------------------------------------------------------------------------
Units (1)             300              $ 2,000       $600,000  $167.00

--------------------------------------------------------------------------
(1) A Unit consists of 1,000 shares of common stock, par value
$0.001.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

(3) The registrant is carrying forward 200 units for which fees were paid under the original registration statement declared effective May 16, 2000.

                                  ----------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.



PROSPECTUS

STRATEGIC PARTNERS, INC.

Initial Public Offering

300 units consisting of 1,000 shares of common Stock each at the rate of $ 2,000 per unit.

Strategic Partners, Inc. is a development stage company without significant assets or business. It was formed to engage in the business of providing consulting services to companies with respect to finance, mergers, acquisitions, raising capital in the public markets and marketing on the internet. The offering is on a best efforts basis. The offering will be sold by our officers and directors acting as agents. There is no minimum of amount of shares that must be sold. There is currently no market for the shares The termination date for the offering is 12/15/2002. In the discretion of the Company this date may be extended by the filing of a post effective amendment.


Securities offered hereby involve a high degree of risk. These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities offered hereby involve a high degree of risk. See "RISK FACTORS" on page 3.





                         Table of Contents

Summary of the Offering.........................................1

Risk Factors....................................................2

Use of Proceeds.................................................3

Determination of Offering Price.................................4

Dilution .......................................................4

Plan of Distribution ...........................................5

Legal Proceedings ..............................................5

Directors and Officers..........................................5

Principal Stockholders .........................................8

Description of Securities ......................................9

Transfer Agent..................................................9

Reports to Stockholders.........................................9

Interest of Named Experts and Counsel...........................9

Disclosure of Commission Position of
  Indemnification for Securities Act Liabilities...............10

Organization Within Last Five Years............................10

Description of Business........................................10

Management's Discussion and Analysis of the
  Plan of Operation............................................12

Description of Property........................................12

Certain Relationships and Related Transactions.................12

Market for Common Equity and Related
  Stockholder Matters..........................................12

Executive Compensation.........................................13

Financial Statements..................................F-1 to F-12

Changes in and Disagreements with Accountants on
  Accounting and Financial Disclosure .........................14




SUMMARY OF THE OFFERING

        Strategic Partners, Inc. was incorporated in 1998 for the purpose of engaging in investment banking and providing financial consulting services to businesses and individuals. Since incorporation our officers and directors have been to engaged in research as to how best to market our services in the financial services industry and to raise money to open offices and conduct business.

OFFERING OF UNITS


     Units Offered - 300
     Minimum Number of Units to be Sold - No Minimum
     Maximum Number of Units to be Sold - 300
     Minimum/Maximum Number of Units to be Sold to Each Purchaser - One Half Unit (unless more are allowed in our discretion)
     Units consist of 1,000 shares of common stock
     Unit Price - $ 2,000
     Shares Outstanding Prior to Offering - 569,000
     Shares Outstanding after Offering if all sold - 869,000
     Use Of Proceeds:
          Legal
          Administrative Assistant & Secretarial
          Marketing & Travel Expense
          Facilitate Strategic Alliance Group
          Design & Printing
          Office Leasehold
          Shareholder Releases - Mail
          General Mail - Incl. Courier Services
          Phones/Fax/Internet
          Public/Investor Relations
          Office Equipment; lease/purchase
          Financial Conferences/Seminars
          Advertising & Brochures
          Website Design and Hosting
          Accounting




THE COMPANY

    We are organized as a Wyoming corporation named Strategic
Partners, Inc. Our offices are located at 3525 Sunset Lane, Oxnard, California. The telephone is 805-984-0821.


RISK FACTORS:

   We have had losses since inception and such losses are expected to continue for the foreseeable future. We were incorporated in September of 1998. Since that time we have worked on raising operating funds and developing plans to market our services utilizing the internet. We have experienced losses to date as funds available have not been sufficient to operate in a profitable manner. We believe we have a viable plan of operation and can generate profits if we have sufficient working capital. The risk to investors is that if we are not able to generate sufficient working capital from this offering it will become difficult to market our services and obtain clients.

   We are Dependent Upon Key Personnel and Affiliates. We are highly dependent on the services of Frank J. Weinstock, our President and CEO. Mr. Weinstock has signed a five year management contract beginning in October of 1999. Under this contract Mr.
Weinstock is to be paid an annual salary of $ 150,000. In addition he is to be reimbursed for reasonable business expenses. Our ability to pay Mr. Weinstock and related persons is a risk of investing in the Company.

  We may not be able to successfully implement our business plan. The success of the business plan is highly dependent on the success of the offering of units hereunder. If the offering is fully sold we will be able to operate for a period of twelve months without additional capital. If less than the full offering is sold our ability to operate will be hampered. At a minimal level of funding we will be able to open an office and hire two or more employees. We will began our sales efforts and attempt to generate fee income. The more capital raised the greater is our ability to generate fee business. If the offering is fully funded we can hire additional sales persons and support staff that will attract more business.



  ADDITIONAL INFORMATION

   We have filed with the Securities and Exchange Commission in Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the common stock offered by this prospectus. For further information with respect to our company and the common stock offered hereby, reference is made to the registration statement and the exhibits listed in the registration statement. The registration statement may be examined at the Public Reference
Room of the Securities and Exchange Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, and copies may be obtained upon payment of the prescribed fees.

We are an electronic filer, and the Securities and Exchange
Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the SEC website is http://www.sec.gov. To find information go to Edgar Archives and search under the Registrant name (Strategic Partners, Inc.) or CIK number (1100313).

We will file reports with the Securities and Exchange Commission and intend to furnish shareholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as it may deem appropriate or as required by law.

   USE OF PROCEEDS

     The use of proceeds will be disbursed for organizational and marketing efforts. The offering is on a "best efforts" basis. If no funds are received we will have no proceeds to spend. We reserve the right to expend funds as received.

The following table sets forth the uses of proceeds if only
10% of the offering is sold. At this level the total funds available would be equal to $ 60,000

USE OF PROCEEDS EQUAL TO 10% OF OFFERING:

   Legal                                        $    5,000
   Administrative Assistant & Secretarial            4,000
   Marketing & Travel Expense                        6,000
   Facilitate Strategic Alliance Group               2,000
   Design & Printing                                 2,000
   Office Leasehold                                  6,000
   Misc. Supplies                                    3,000
   Shareholder Releases - Mail                       2,000
   General Mail - Incl. Courier Services             2,000
   Phones/Fax/Internet                               3,000
   Public/Investor Relations                         9,000
   Office Equipment; lease/purchase                  5,000
   Financial Conferences/Seminars                    3,000
   Advertising & Brochures                           2,000
   Website Design and Hosting                        4,000
   Accounting                                        2,000
                                                 __________

                                               $    60,000



USE OF PROCEEDS EQUAL TO 50% OF OFFERING:

   Legal                                        $    25,000
   Administrative Assistant & Secretarial            25,000
   Marketing & Travel Expense                        33,000
   Facilitate Strategic Alliance Group                7,000
   Design & Printing                                  7,000
   Office Leasehold                                  30,000
   Misc. Supplies                                    20,000
   Shareholder Releases - Mail                        4,000
   General Mail - Incl. Courier Services              4,000
   Phones/Fax/Internet                               15,000
   Public/Investor Relations                         45,000
   Office Equipment; lease/purchase                  25,000
   Financial Conferences/Seminars                    20,000
   Advertising & Brochures                           13,000
   Website Design and Hosting                        22,000
   Accounting                                         5,000
                                                 __________

                                               $    300,000




USE OF PROCEEDS IF ALL UNITS ARE SOLD:

   Legal                                        $    55,000
   Administrative Assistant & Secretarial            53,000
   Marketing & Travel Expense                        66,000
   Facilitate Strategic Alliance Group               23,000
   Design & Printing                                 14,000
   Office Leasehold                                  60,000
   Misc. Supplies                                    30,000
   Shareholder Releases - Mail                        8,000
   General Mail - Incl. Courier Services              8,000
   Phones/Fax/Internet                               30,000
   Public/Investor Relations                         90,000
   Office Equipment; lease/purchase                  55,000
   Financial Conferences/Seminars                    30,000
   Advertising & Brochures                           25,000
   Website Design and Hosting                        44,000
   Accounting                                         9,000
                                                 __________

                                               $    600,000


 DETERMINATION OF OFFERING PRICE

    We have arbitrarily determined the
offering price of the units.


   DILUTION

    This offering involves a dilution of net tangible book value to the existing shareholders. Assuming the maximum amount of units offered are sold the following table shows the dilution to persons who purchase to this offering.

Assumed initial public offering
  price per share.................................  $ 2.00
Pro forma net tangible book
  value per share as of Dec.31, 1999............... $ 0.04
Pro forma increase
   attributable to new investors................... $.0.57


Pro forma net tangible book value per
   share after the offering.......................  $ 0.61
Pro forma dilution per share to new
   investors......................................  $ 1.39



   The following table summarizes the total number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and by new investors, in each case based upon the number of shares of common stock outstanding as of December 31, 1999.

                          Shares Purchased  Total Consideration
                                                              Average Price
                         Number   Percent  Amount   Percent   Per Share

Existing stockholders...569,000   65.5%  $  569,000   48.6 %    $ 1.00
New investors...........300,000   34.5%  $  600,000   51.4 %    $ 2.00
                     ----------  --------   --------- --------
  Total                 869,000  100.0%  $ 1,169,000  100.0%
                        =======  ======  ===========  =======



 PLAN OF DISTRIBUTION

     We plan to distribute the shares on a "best efforts" basis utilizing our officers and directors. In doing so we will rely on Exchange Act Rule 3a4-1 which permits officers and directors to sell without registering as brokers/dealers. We plan to offer the securities on the company website. If offered on the website the announcement will be limited to information of a general nature. The offer will be made via the prospectus which may be transmitted by email or sent by mail in printed form. No company has been engaged as an underwriter. We may hire broker/dealers to sell all or a portion of the offering. In such event we will cease all marketing efforts by our officers and directors and will file a post-effective amendment to indicate that this change in the plan of distribution.



  LEGAL PROCEEDINGS

         There are no legal proceedings pending against us.


 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following persons are our officers and directors:

   Frank J. Weinstock, Director, President and Chief Executive
Officer

   Frank J. Weinstock, age 62,  is the founder of Strategic
Partners, Inc. Mr. Weinstock has served as President and Chief
Executive Officer of our company since founded in Sept.,1998.
From 1989 to 1998 Mr. Weinstock worked as an independent analyst and consultant providing corporate structuring, reorganizations, mergers/acquisitions and other services.

   Alex Blumkin, Director.

   Alex Blumkin, age 29, graduated from high school in Odessa, Ukraine in 1987 specializing in English and other foreign languages. He attended Medical College No. 1 and graduated in 1989 with a degree in Dentistry. He graduated in 1992 from Yshinsky University with a teaching certificate in Psychology.

  Following graduation from college Mr. Blumkin became active in the import/export business. He established Bipa, a company engaged in trading commodities, precious metals and other natural resources.

     In the course of developing Bipa Mr. Blumkin developed strong American relationships consulting on a broad array of contracts establishing business activities. Mr. Blumkin visited the United States many times and made use of his skills and contacts learning how to apply American business methods to the economy in the Ukraine. Mr. Blumkin organized a new company called Exodus which introduced the first credit card in the Ukraine.

      In addition to operating the credit card business Exodus became the largest advertising agency in the Ukraine. Exodus introduced the first yellow pages for telephone directories in the Ukraine. Mr. Blumkin and his associates developed the largest Exhibition Center in the Ukraine to promote international trade. Outdoor advertising including billboards and light boxes were introduced to improve the marketing of goods and services for businesses in the Ukraine.

     Mr. Blumkin lived in the United States for several years beginning in 1995 as a legal immigrant. He has actively continued his business interests in the United States. He has been active for the last few years in the financial sector. Investments being his area of expertise he seeks opportunities in real estate, securities and business turnarounds.
He currently has ownership interests in A.S. Victory, a hotel supply company. He will serve as a director until the next scheduled meeting of shareholders in January, 2001.


Richard D. Spencer, Director and Chief Financial Administrator.

Mr. Richard D. Spencer joined the office of the Comptroller of the Currency as an Assistant National Bank Examiner and obtained a full commission in 1965. He left the Comptroller in 1969 and joined Liberty National Bank in San Francisco, Calif. as Cashier/Chief Accounting Officer. He rejoined the Comptroller's office in 1972 for one year and then joined United States National Bank of San Diego, Calif. In 1974 he became Chief Executive Officer of Commercial and Farmers National Bank in Ventura Calif. After four years this bank grew to over $ 100 million in assets and was sold.

In 1978 Mr. Spencer became Chief Executive Officer of Mechanics National
Bank in Los Angeles, Calif. During his three year tenure this bank doubled in size and grew to over $ 120 million in assets. Between 1980 and 1986 Mr. Spencer worked as President and chief operating officer of various other banks in the Western United States. Between 1986 and 1996 Mr. Spencer became Executive Vice President /Chief Administrative Officer for real estate developer, Martin V. Smith & Associates and undertook a variety of tasks. He left this organization in 1996 but was retained on a long term consulting contract.

In January 1997 Mr. Spencer joined Channel Islands National Bank,
Oxnard, Calif. as President/CEO/Director and worked to reorganize the bank and increase earnings. In this position he increased earnings and assets and attained a "Premier" Performance rating from the Findley Group, the first in over ten years. Mr. Spencer resigned in June of 1998 and continues to provide consulting services to various clients. He joined R,.W. Hertel & Sons, Inc., a real estate developer in 1999 and continues to act as COO/CFO for said company.

In January 2001 Mr. Spencer was elected to the Board of Directors of the Company and is currently acting as Chief Financial Administrator.

   Trish R. Francis, Director and Secretary

     Ms. Francis, age 53, has had a business career after completing two years of college. Ms. Francis worked for a plastic surgeons, where she was responsible for general office management. She managed a construction company coordinating and implementing restructuring of the organization.

     From 1989 to 1999, Ms. Francis worked for Keystone Investment Company, a small international financial consulting organization. Ms. Francis became Secretary/Treasurer April 9, 1999 and became a director on May
27, 1999. She will serve as a director until the next scheduled meeting of shareholders in January, 2001.


   PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information regarding the beneficial ownership of the company's common stock following the proposed organization, and as adjusted to reflect the sale of the units offered hereby, by:
     *    each person who is known by the company to own more
          than 5% of the company's outstanding common stock;
     *    each of the company's directors, naming them; and
     *    officers and directors of the company as a group.




Title of   Name and Address        Amount and Nature        Percent of
Class      of Beneficial Owner     of Beneficial Owner      Class


Common
Shares     Frank J. Weinstock      301,600  Shares(1)       39%
           3525 Sunset Lane
           Oxnard, CA 93035

           Alex Blumkin            42,150 Shares            5%
           5276 Lindley Ave.
           Encino, CA 91316


           Trish R. Francis        22,800  Shares(2)         3%
           3525 Sunset Lane
           Oxnard, CA 93035


           David G. Lilly          55,000 Shares             7%
           155 W. Washington Blvd.
           Suite 1005
           Los Angeles,
           Calif. 90015

          David Fencl              42,150 shares             5%
          5276 Lindley Ave.
          Encino, CA 91316


Total number of shares
owned by officers
and directors:(3)                  366,550  Shares          48%



Total number of shares
to be owned by officer
and directors when all
units are sold:                   366,550   Shares          42%

Total shares to be issued
and outstanding when all
units are sold:                   869,000   Shares         100%

   (1) Includes 1,600 shares owned by the children of Frank J.
Weinstock.
   (2) Includes 1,800 shares owned by the children of Trish R.
Francis.
   (3) Director Richard D. Spencer has no beneficial interest in shares of the Company.


   DESCRIPTION OF SECURITIES

     Each unit offered consists of 1,000 shares of common stock.

     We are authorized to issue 10,000,000 shares of common stock, $.001 par value.
     As of 12/31/2000 768,000 shares were issued and outstanding.
     Each share of common stock will be entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.
     The holders of common stock
          * will have equal ratable rights to dividends from funds legally available thereof, when, as and if declared by our Board of Directors;
          * will be entitled to share ratably in all of the assets of our company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the company; and
          * will not have preemptive or redemption provision applicable thereto.
     All shares of common stock which are the subject of this offering, when issued, will be fully paid and non-assessable, with no personal liability to the ownership thereof.
     Our holders of shares of common Stock do not have cumulative voting rights.
     At the completion of this offering, if all units are sold, affiliates, officers and/or directors of our company will own approximately 47% of the then outstanding common stock.


   TRANSFER AGENT

        Our shareholder records are maintained by Interwest Transfer Co., Inc. 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117. The telephone number is 801-272-9294. The fax number is 801-227-3147.


   REPORTS TO STOCKHOLDERS

        We intend to furnish its stockholders with annual reports containing audited financial information.


  INTEREST OF NAMED EXPERTS AND COUNSEL

        No counsel or experts have been hired to give opinions on any matters concerning this offering. The Lance Kerr Law Office has received 50,000 shares of common stock for their work in completing the registration process relating to these shares. These shares were issued and delivered prior to the filing of this registration statement. The Lance
Kerr Law Office will render an opinion regarding the shares being registered in this offering.

   DISCLOSURES OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACTS LIABILITIES

      Section 17-16-851 of the Wyoming Statutes authorizes a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under some circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, the company has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Article V, Section 1, of the company bylaws provides for mandatory indemnification of its directors to the maximum extent permitted by the Wyoming Corporation Act and permissible indemnification of officers and employees.


  ORGANIZATION WITHIN LAST FIVE YEARS

     Frank J. Weinstock may be considered a promoter. We have entered into a five year employment agreement at an annual compensation of $ 150,000 beginning November 1, 1999.




   DESCRIPTION OF BUSINESS

       Strategic Partners, Inc. was created to provide wide ranging financial services to successful private companies who are considering the public equity market as a means of enhancing their expansion and growth. Our officers and directors have over 50 years experience in equity financing and the public stock markets.
With the continuing consolidation of national brokerage organizations and investment banking institutions access to the equity markets is limited to only the largest multinational corporations. At the same time the meteoric rise in the internet as a trading and investment medium has changed the complexion of trading securities and investments forever.

    Small successful private companies which could utilize equity capital to produce and accelerate earnings are excluded from the major firms because of their size. Their relatively small capital requirements do not qualify them for traditional entry into the national equity markets. The recent surge in equity offerings by internet related companies has meant that many quality private companies are being ignored by the traditional investment banking organizations because they do not have a thriving business whose name ends in ".com". This exclusion from the nation's equity markets stifles the expansion and potential growth of many emerging companies who may have outstanding internal growth rates and profitability but are being eliminated because they are not engaged in e-commerce. Strategic Partners, Inc. intends to show such companies the means by which they can access investment capital. We will provide professional advice to the principals of these companies as to the proper procedures for taking advantage of the potential benefits while avoiding the inherent risks of the equity marketplace.

        Strategic Partners, Inc. will establish a national network of broker-dealers, market makers, venture capitalists and investors interested in assisting well managed companies to access the equity markets and attain greater success. In addition the Company is developing skills in using the power of the internet as a way of communicating investment opportunities to millions of potential investors.

   This network will consist of representatives from regional brokerage houses and individual accredited investors who share the Company's belief that the equity marketplace can provide a significant benefit to emerging companies which have a successful history of operations but need additional capital to achieve their true potential. The Company will provide an interface between this network and the companies seeking access to the national equity markets. Many companies who could benefit from access to capital sources have no idea of how to gain acceptance or be effective once operating in the equity market place.

  Many companies are unaware of the new opportunities available every day for accessing investment capital by use of the internet. We were organized to provide businesses with competent and professional advice on the equity market place and assist those companies in benefitting from access to that resource. Our business will consist of services to clients for fees. We intend to provide services to clients who are planning on becoming public companies either through initial public offerings or mergers with existing public companies.

   We will develop relationships with ongoing financial organizations in addition to marketing a unique concept on the internet. We will charge fees for other services rendered. We intend to establish a website that will advertise the existence of the Company and the services we provide. We have registered the domain name
"strategic-partners-inc.com" for this purpose. We intend to solicit business through referrals by persons or entities known to our officers and directors.

   We will initially be at a competitive disadvantage we are a new company with no track record of providing such services to business clients as Strategic Partners, Inc. Our directors have individually and collectively extensive years of operating history with an impressive track record of being success oriented in the financial marketplace. The expertise, skills and talents of these individuals will help to create a stronger and healthier company during it's embryonic development stages. There are many firms engaged in the same business who are larger, more well established and who have a base of existing clients and referral sources. We intend to compete against these other businesses by offering high quality services at competitive prices.

       Client fees earned by us will be predicated upon performance. Providing capital resources to assist companies in obtaining funds by which to conduct business operations will be a primary function.
In such cases, until we produce the desired result, we will be required to pay our operating overhead. The time to achieve such a revenue stream will vary. We expect to begin generating cash flow between three to nine months from the conclusion of this offering. We will use written agreements to contract for our services and will collect a portion of our fees in advance to alleviate collection problems. Initially, until a track record is established, we will engage in activities involving only a few select clients. We have been advised by legal counsel that we will not be required to register as an investment adviser as we are not engaged in rendering investment advice to the public. Further we have been advised that we will not be required to register as a investment company or mutual fund as we will not be investing capital in securities of other companies and holding the same in investment accounts for our shareholders.

   We will use the experience of our officers and directors to screen prospective clients so that management's time will be devoted to those projects where there is a high likelihood of success. We have entered into a five year management contract with Frank J.
Weinstock the President. This will help insure that the services of Mr. Weinstock will be available on a long term basis. We intend to build a strong and reputable organization employing proven professionals capable of servicing all components of our business. It will be difficult to obtain the services of other professionals until we have reached the point of having sufficient income to offer competitive salaries and benefits to qualified persons.

     There is no governmental regulation of the providing of consulting services to businesses and thus no governmental approvals are needed to engage in business. Our services will initially be limited to advice and analysis of a client's position relative to its chances of success in the public market. We know of no plans to regulate the dispensing of business advice to clients in the area of finance or providing advice on structure of offerings to the public by our clients.

  During our initial stages we raised money from private investors for operations. We have engaged in extensive research in the last 22 months to assemble a business strategy enabling us to stay abreast of changes occurring in the public markets and assessing the impact of the internet on the securities business. This research consisted of attending seminars and public meetings on the topic of investing in internet and ".com" companies, utilizing the internet for raising capital for businesses, examination of new and emerging methods of accessing sources of capital using the internet.

The principals read extensively in the financial press and consulted various websites of other firms who report on internet related activities as they occur. Sources that were reviewed included companies such as ETrade, offroadcapital.com, garage.com, direct stock market (dsm.com), and similar ventures. The principals attended seminars where the principals of some of these companies expressed their views about changes that were occurring in the capital markets. In the last 22 months the stock market has sponsored numerous IPO's for internet and ".com" type businesses. Some of these have been very successful and others less so. The principals have studied some of these offering and tried to identify those factors that have helped make the offering of stock using the internet successful so those techniques and procedures could be applied to clients of our company.

The last 22 months has seen a dramatic rise in the stock of technology and internet related companies. The Company has reviewed the SEC Rules that have appeared to support the use of the internet to disseminate information about new companies and the raising of capital. We have reviewed the recent changes by the North American Securities Administrators Association which have attempted to co-ordinate the efforts of states to make the flow of information more efficient. We have reviewed the uses of SCOR offerings for small business and have tried to determine those factors that have made them workable in the public market.

We have reviewed the ACE-Net system of using the internet for raising capital as well as the experiences of various angel groups in investing in emerging companies. We have studied the feasibility of establishing our own angel group consisting of an assemblage of wealthy investors who are interested in investing in companies that are going public in the near term. Our principals have spoken to representatives of establishment and regional broker dealer firms to identify trends, problems and opportunities as they evolve in the changing public market place relating to emerging growth companies.



  We will not engage in any of the following activities that would subject us to being licensed as a broker-dealer, investment company or investment adviser:

   * We will not receive compensation based on securities transactions.
   *    We will not solicit customers for issuers.
   * We will not handle funds or securities in connection with securities transactions.
   * We will not participate in negotiations for securities transactions.
   * We will not provide investment advice to prospective buyers of securities.

     There are no environmental laws that directly affect our business and thus we do not face any cost of compliance.

     We presently employ two persons on a full time basis, the President Frank J. Weinstock and the Secretary, Trish R. Francis.
There are no other current employees.

     We plan to file reports with the SEC following the offering on Form 10-K for annual reports and Form 10-Q for quarterly reports. Copies of the annual report will be mailed to the shareholders.


  MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE PLAN OF OPERATION


     If we sell the maximum units that are being registered under the registration statement we will have sufficient cash to operate for the next 12 months. If less is sold the scale of operations will be scaled down accordingly. We believe that the income to be generated is a direct result of the amount of sales effort that is expended to secure clients. The primary goal is to have sufficient cash to open an office and have support staff that will support the sales efforts of the officers and directors of the company. With proper support the company will be able to carry out business in a profitable manner. The first milestone the company hopes to achieve with this offering is the raising of at least $ 300,000. This will allow for the opening of an office with minimal staff. If the maximum units are sold we will lease offices and purchase adequate equipment to facilitate business operations. The budget for such an operation is set forth in the use of proceeds section of the prospectus.

  The second milestone is to generate income from fees of not less than $300,000 for the first year. This level of income will allow the company to continue in business and expand on this base. We have identified potential clients that will generate fee income that will allow achievement of our financial objectives in the first year of operations
following this offering.   We will consider hiring additional professional
assistance on an "as needed" basis. We will hire a speciality firm to design an appropriate website.





  DESCRIPTION OF PROPERTY

          We do not own any material property. We lease our current office on a month to month basis from Valley N' Shores at the rate of $ 1,100 per month. Our President, Mr. Weinstock owns office furniture, telephones, computers and fax and other related equipment which he allows us to use at no cost.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since inception we issued 50,000 shares valued at $ 12,500 to the Lance Kerr Law Office for services and 6,000 shares valued at $ 1,500 to Trish R. Francis for services.

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

          There is currently no trading market for our shares. We plans to apply for trading privileges in the near future.


   EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

   The following table sets forth the compensation earned by the Executive Officers which includes only the Chief Executive Officer.





                SUMMARY COMPENSATION TABLE

                                                    Long Term
                                    2000 Annual     Compensation
                                    Compensation    Awards

                                              Number of
                                              Securities



Underlying
Name and Principal Position(s)       Salary      Bonus     Options

Frank J. Weinstock...................$100,000(1)   $  0     0
President, Chief Executive
Officer and Chairman of
the Board of Directors

(1) Mr. Weinstock's compensation was $ 100,000 for the year ended
    December 31, 2000. On January 1, 2000 Mr. Weinstock's compensation increased to $ 150,000 per year.



Stock Options and Stock Appreciation Rights

   We have granted no options and has no plans for doing so in the near future. We have granted no stock appreciation rights has no plans for doing so in the near future.




 FINANCIAL STATEMENTS

          Audited Financial Statements for the Company as of December 31, 2000 are attached as Pages F-1 to F-13.

                     STRATEGIC PARTNERS, INC.
                  (A Development Stage Company)

                       FINANCIAL STATEMENTS

                        December 31, 2000


                   C O N T E N T S


 Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . F 3

 Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . . F 4

 Statements of Operations . . . . . . . . . . . . . . . . . . . . . . . F 5

 Statements of Stockholders' Equity (Deficit) . . . . . . . . . . . . . F 6

 Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . .  F 10

 Notes to the Financial Statements. . . . . . . . . . . . . . . . . .  F 12

                   INDEPENDENT AUDITORS' REPORT


 Directors and Stockholders
 Strategic Partners, Inc.
 (A Development State Company)
 Oxnard, California

 We have audited the accompanying balance sheet of Strategic Partners, Inc. (a development stage company) as of December 31, 2000 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2000 and 1999 and from inception on September 25, 1998 to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Strategic Partners, Inc. (a development stage company) at December 31,
 2000 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 and from inception on September 25, 1998 through December 31, 2000 in conformity with generally accepted accounting principles.

 The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company is in the development stage and has limited assets, limited working capital, and has sustained losses during its development stage which together raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



 HJ & Associates, LLC
 Salt Lake City, Utah
 March 20, 2001


                                     F 3

                     STRATEGIC PARTNERS, INC.
                  (A Development Stage Company)



                          Balance Sheets


                                                 December 31,
                                                     2000

 CURRENT ASSETS

  Cash                                    $        67,952
                                                   ------
   Total Current Assets                            67,952
                                                   ------
 FIXED ASSETS, NET (Note 2)                         3,199
                                                   ------
   TOTAL ASSETS                            $       71,151
                                                   ======

          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

 CURRENT LIABILITIES

  Accounts payable-Related
    Party (Note 4)                                100,000
  Accounts payable                                  1,309
                                                 --------
   Total Current Liabilities                      101,309
                                                 --------
 STOCKHOLDERS' EQUITY (DEFICIT)

  Common stock, $0.001 par
   value; 10,000,000 shares
   authorized; 768,000 and
  768,000 shares issued and
   outstanding                                       768
  Additional paid-in capital                     960,611
  Stock subscription                            ($33,790)
  Deficit accumulated during
   the development stage                        (957,747)
                                                 -------
   Total Stockholders' Equity
              (Deficit)                          (30,158)
                                                 --------
   TOTAL LIABILITIES AND
    STOCKHOLDERS'
    EQUITY (DEFICIT)                       $      71,151
                                                  ======


                                       F 4

                     STRATEGIC PARTNERS, INC.
                  (A Development Stage Company)
                     Statements of Operations



                                                            From
                                                            Inception on
                                                            September 25,
                                     For the Years Ended    1998 Through
                                         December 31,       December 31,

                                   2000          1999        2000

 REVENUES                   $    -            $       -      $      -

 EXPENSES

  General and
     administrative         324,894             365,113      954,563
  Depreciation expense          356                   -          356
                            -------             -------       -------
    Total Operating
        Expenses            325,250             365,113      954,919

 (LOSS) FROM OPERATIONS    (325,250)           (365,113)    (954,919)
                            -------            --------     --------
 OTHER INCOME (EXPENSE)

  Interest expense           (3,476)                (38)     (3,514)
  Miscellaneous income          143                 543         686
                             ------              ------      -------
    Total Other Income
       (Expense)             (3,333)                 505       (2,828)
                            -------             --------      --------
 NET (LOSS)             $  (328,583)            (364,608)    (957,747)
                           ========             ========      ========
 BASIC (LOSS)
     PER SHARE          $     (0.52)           $  (0.94)
                           =========            ========


                                       F 5

                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
          Statements of Stockholders' Equity (Deficit)

                                                             Deficit
                                                                        Accumulated
                                              Additional                During the
                          Common Stock        Paid-In     Receivable    Development
                         Shares    Amount     Capital     Subscription  Stage
At Inception on
 September 25, 1998         -     $     -    $      -    $        -    $     -

Common stock issued
 for services at $1.00 per
 share, October 9, 1998     215,000     215     214,785             -      -

Common stock issued
 for cash at $1.00 per
 share, October 12, 1998      2,000       2       1,998             -      -

Common stock issued
 for cash and services at
 $1.00 per share,
 October 13, 1998             4,000       4       3,996             -      -

Common stock issued
 for services at $1.00 per
  share, October 19, 1998     5,000       5       4,995             -      -

Common stock issued
 for cash and  services at
 $1.00 per share,
 October 30, 1998            10,000      10       9,990             -      -

Common stock issued
 for cash at $1.00 per
 share, November 17, 1998     6,000       6       5,994             -       -

Common stock issued
 for cash at $1.00 per
 share, November 24, 1998     3,000       3       2,997             -       -

Common stock issued for
  cash, services and
  expenses at $1.00 per
  share, December 8, 1998    21,000      21      20,979             -       -

Less stock offering costs         -       -        (534)            -       -

Net (loss) for the period
 ended December 31, 1998          -           -           -           -  (264,556)
                             ------      ------      ------     -------  --------
Balance, December 31, 1998  266,000         266     265,200           -  (264,556)

                                          F 6






                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
    Statements of Stockholders' Equity (Deficit) (Continued)



                                                                      Deficit
                                                                      Accumulated
                                            Additional                During the
                          Common Stock      Paid-In     Receivable    Development
                      Shares      Amount    Capital     Subscription     Stage


Common stock issued
 for expenses at $1.00 per
 share, January 5, 1999    300        -        300              -          -

Common stock issued for
 cash and  services at
 $1.00 per share,
 January 16, 1999            12,500          13     12,487      -           -

Common stock issued
 for cash at $1.00 per
 share, January 20, 1999     20,000          20     19,980       -           -

Common stock issued
 for cash at $1.00 per
 share, February 3, 1999      1,000           1        999        -          -

Common stock issued
 for cash at $1.00 per
 share, February 15, 1999     2,200           2      2,198         -         -
                           --------     -------    -------   -------- --------
Balance Forward             302,000     $   302 $  301,164   $     - (264,556)


                                         F 7























                                                                        Deficit
                                                                        Accumulated
                                              Additional                During the
                            Common Stock      Paid-In     Receivable    Development
                           Shares    Amount   Capital     Subscription  Stage

Balance Forward          302,000    $   302   $   301,164  $       -    (264,556)

Common stock issued
 for cash at $1.00 per
 share, February 22, 1999  2,000          2         1,998          -          -

Common stock issued
 for cash at $1.00 per
 share, March 12, 1999     6,400          6         6,394          -           -

Common stock issued
 for cash and services
 at $1.00 per share,
 March 26, 1999           27,500         27        27,473          -          -

Common stock issued
 for cash at $1.00 per
 share, May 10, 1999       1,000          1           999          -          -

Common stock issued
 for cash and services
 at $1.00 per share,
 May 19, 1999              6,000          6         5,994           -         -

Common stock issued
 for services at $1.00
 per share, July 12, 1999  2,000          2         1,998           -          -

Common stock issued
 for services at $1.00
 per share, July 27, 1999  1,600          2         1,598           -          -

Common stock issued
 for cash and services
 at $1.00 per share,
 August 3, 1999            1,000          1           999           -           -

Common stock issued
 for services at $1.00 per
 share, August 10, 1999    1,500          2         1,498           -            -

Common stock issued
 for cash at $1.00 per
 share, September 17, 1999 12,500        12        12,488           -            -

Common stock issued
 for cash and services
 at $1.00 per share,
 October 1, 1999          193,500       194       193,306            -           -

Common stock issued
 for cash and services
 at $1.00 per share,
 October 26, 1999           11,000       11        10,989           -            -

Common stock issued
 for services at $1.00 per
 share, October 29, 1999     1,000        1           999           -            -


Less stock offering costs        -        -        (8,600)          -            -

Net (loss) for the year
 ended December 31, 1999         -        -             -      (364,608)        -
                          --------    -----      --------      --------
Balance,
 December 31, 1999         569,000   $   569   $  559,297   $  (629,164)
                     ---------   -------   ----------   ------------












































                   STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
  Statements of Stockholders' Equity (Deficit) (Continued)
                                                                               Deficit
                                                                               Accumulated
                                                   Additional                  During the
                                 Common Stock      Paid-In     Receivable      Development
                              Shares      Amount   Capital     Subscription    Stage
Balance,
 December 31, 1999        569,000     $   569     $   559,297          -   $ (629,164)

Common stock issued for
cash at $ 2.00 per share
May 22, 2000               29,000          29          57,971          -            -

Common stock issued for
cash at $ 2.00 per share
May 25, 2000               5,000           5           9,995            -           -

Common stock issued for
cash at $ 2.00 per share
June 1, 2000               2,000           2           3,998            -           -

Common stock issued for
cash at $ 1.00 per share
June 3, 2000               5,000           5           4,995            -           -

Common stock issued for
cash at $ 2.00 per share
June 15, 2000              1,000           1           1,999              -         -

Common stock issued for
cash at $ 2.00 per share
June 23, 2000              1,000           1           1,999              -         -

Common stock issued for
debt at $ 1.00 per share
June 30, 2000              7,500           8           7,492              -         -

Common stock issued for
debt at $ 1.00 per share
June 19, 2000              2,500           2           2,498              -        -

Common stock issued for
services at $ 2.00 per
share July 19, 2000          500           1             999              -        -

Common stock issued for
cash at $ 2.00 per share
July 24, 2000               2,000          2           3,998              -        -

Common stock issued for
debt at $ 1.00 per share
July 31, 2000              12,500          12          12,488              -       -

Common stock issued for
debt at $ 1.00 per share
August 2, 2000              6,000           6           5,994             -        -

Common stock issued for
debt at $ 1.00 per share
August 3, 2000              6,000           6           5,994              -       -

Common stock issued for
cash at $ 2.00 per share
August 30, 2000             1,000           1            1,999            -        -

Common stock issued for
debt at $ 1.00 per share
September 1, 2000          13,200          13           13,187            -         -

Common stock issued for
debt at $ 1.00 per share
September 16, 2000         15,000          15           14,985            -         -

Common stock issued for
cash at $ 2.00 per share
September 20, 2000          5,000           5            9,995            -         -

Common stock issued for
cash at $ 2.00 per share
September 27, 2000          3,000           3            5,997            -         -

Common stock issued for
services at $ 1.00 per share
September 28, 2000            500           1              999            -         -

Common stock issued for
debt at $ 1.00 per share
September 29, 2000          2,500           2            2,498             -        -

Common stock issued for
debt at $ 1.00 per share
September 30, 2000          1,000           1              999              -       -

Common stock issued for
debt at $ 1.00 per share
December 5, 2000           19,000          19            37,981             -       -

Conversion of debt
to equity below market          -           -            71,200             -       -

Common stock issued for
cash at $ 1.425 per share
December 7, 2000           58,800          59           83,731      (33,790)        -

Issuance of common stock
below market                    -           -           33,810             -        -
Accrued interest payable
forgiven upon conversion
pf debt to equity             -             -            3,514             -        -

Net (loss) for the
 year ended
 December 31, 200             -            -            -                     328,483
                        ---------    --------       --------     ---------   --------
Balance,
 December 31, 2000       768,000     $   768    $   960,611    $  (33,790) (957,747)
                        ========     ========     ===========  =========== ==========








                        STRATEGIC PARTNERS, INC.
                     (A Development Stage Company)
                        Statements of Cash Flows

                                                            From
                                                            Inception on
                                                            September 25,
                                For the Year December       1998 Through
                                Ended December 31,          December 31,
                               2000            1999         2000
CASH FLOWS FROM
  OPERATING ACTIVITIES
  Net loss                  $ (328,583)      $ (364,608)    $  (957,747)
  Adjustments to
   reconcile net
   loss to net cash (used)
   by operating activities:
     Depreciation                  356                -             356
  Common stock issued
     for services                2,000             193,300      438,300
  Stock issued below
      market                   105,010                   -      105,010
  Changes in operating
    assets and liabilities:
  Increase (decrease)in
    accounts payable             1,309              64,646       65,955
  Increase in accrued
    interest                       (38)                 38            -
 Increase in accounts
    Payable-related party        35,354                  -       35,354
                                -------             ------      -------
       Net Cash (Used) by
       Operating Activities    (184,592)          (106,624)    (312,772)
                                -------              ------     -------
CASH FLOWS FROM
   INVESTING ACTIVITIES
     Purchase of Fixed Assets    (3,555)                 -       (3,555)

                                 -------           --------     -------

    Net Cash (Used) by
      Investing Activities       (3,555)                 -      (3,555)
                                 -------          --------      -------
CASH FLOWS FROM
      FINANCING ACTIVITIES

  Proceeds from notes
     payable                     66,200           5,000         71,200
  Issuance of common
     stock for cash             189,513         109,700        322,213
  Stock offering costs                -           8,600         (9,134)
                                -------         -------        -------




 Net Cash Provided by
     Financing Activities       255,713         106,100        384,279
                                -------          -------      -------
INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS            67,566            (524)      67,952

CASH AND CASH EQUIVALENTS
 AT BEGINNING OF PERIOD             386             910            -
                                -------         -------      -------
CASH AND CASH EQUIVALENTS
    AT END OF PERIOD        $    67,952       $    386      $ 67,952
                                =======        =======       =======
Cash Paid For:

  Interest                  $         -       $      -    $      -          -

  Income taxes              $         -       $      -    $      -        -


CASH PAID FOR

    Common Stock Issued
     for conversion of debt $    71,200             -     $   71,200
    Common Stock Issued
     for services           $      2,000        17,800    $  438,300
    Common stock issued
     Below market           $    105,010             -    $  105,010
    Common stock issued
     for subscription
     receivable             $     33,790             -    $   33,790









                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
                  December 31, 2000 and 1999

NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

Strategic Partners, Inc. (a development stage company) (the Company) was organized under the laws of the State of Wyoming on September 25, 1998. The purpose of the Company is to engage in the business of investment banking. The Company has had no active operations from inception.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

b. Provision for Taxes

At December 31, 2000, the Company had net operating loss carryforwards of approximately $950,000 that may be offset against future taxable income through 2020. No tax benefits has been reported in the financial statements, because the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount Deferred tax assets (liabilities) are comprised of the following:

                                                For the Years Ended
                                                     December 31,
                                                    2000       1999

     Income tax benefit at statutory rate   $      363,943     $ 239,082
     Change in valuation allowance                (363,943)     (239,082)
                                                  --------      --------
                                                $      -    $        -
                                                  ========      =========

     The income tax benefit differs from the amount computed at federal statutory rates of approximately 38% as follows:

                                              For the Years Ended
                                                 December 31,
                                                2000        1999

     Income tax benefit at statutory rate    $  124,861    $     138,551
     Change in valuation allowance             (124,861)        (138,551)
                                               ---------       ---------
                                                $      -   $           -
                                                ========       =========

                                     F 12





                          STRATEGIC PARTNERS, INC.
                        (A Development Stage Company)
                      Notes to the Financial Statements
                         December 31, 2000 and 1999

Under the Tax Reform Act of 1986, change in ownership provisions, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited in the future.

c. Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e.  Revenue Recognition Policy

The Company currently has no source of revenues. Revenue recognition policies will be determined when principal operations begin.

f.   Basic (Loss) Per Share

The following is an illustration of the reconciliation of the numerators and denominators of the basic loss per share calculation:

                                                  For the
                                               Years Ended
                                               December 31,
                                          2000             1999

Numerator - loss                 $    (328,583)    $   (364,608)
Denominator -
 Weighted average
 number of shares
 outstanding                           627,031          388,930
                                      --------         --------
Loss per share                   $      (0.52)     $     (0.94)
                                      ========         ========
Dilutive loss per share is not presented as there are no potentially dilutive items outstanding.


g. Fixed Assets

Fixed assets are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not extend the useful life of the assets are expensed as incurred.
Depreciation

                          STRATEGIC PARTNERS, INC.
                        (A Development Stage Company)
                      Notes to the Financial Statements
                         December 31, 2000 and 1999

of property and equipment is determined using the straight line method over the useful lives, primarily from 5 to 7 years. Property and equipment consisted of the following at:

                                    December 31, 2000

        Office equipment              $    3,555
        Accumulated depreciation            (356)
                                          ------
                                      $    3,199
                                          ======

Depreciation expense for the years ended December 31, 2000 and 1999 was $ 356 and $ 0, respectively.

NOTE 3 -  GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. It is the intent of the Company to earn revenues from investment banking services. Until sufficient revenues are earned to operate profitably, management intends to issue additional shares of its common stock for cash, services, or expenses paid on behalf of the Company.

NOTE 4 -  RELATED PARTY TRANSACTIONS

Office Space

The Company pays rent of $900 per month on a month-to-month basis for office space in the personal residence of a related party. Rent expense for the years ended December 31, 2000 and 1999 was $ 8,100 and $ 8,100, respectively.

Accounts Payable

Accounts payable consists of unpaid consulting expenses for the Chief Executive Officer in the amount of $ 100,000 at December 31, 2000.

Employment Agreements

During October 1999, the Company signed an employment contract with its Chief Executive Officer, whereby, the Company agreed to pay him $150,000 per year for five years. Compensation expense associated with this contract amounted to $ 150,000 and $ 25,000 for the years ended December 31, 2000 and 1999, respectively.

The Company agreed to pay its Secretary $2,500 per month as compensation. Compensation expense associated with this agreement amounted to $ 22,500 and $ 22,500 for the years ended December 31, 2000 and 1999, respectively.

                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
                   December 31, 2000 and 1999

NOTE 5  - NOTE PAYABLE

On December 3, 1999, the Company signed a promissory note for $5,000. The note has a maturity date of June 3, 2000 and accrues interest at 10% per annum, unsecured. During June, 2000, the holder of the note elected to convert the principal amount of $ 5,000 to 5,000 shares of common stock.

On January 12, 2000, the Company signed three convertible promissory notes for $3,000 each. The notes have a maturity date of July 12, 2000 and accrues interest at 10% per annum, unsecured. During August 2000, the holders of the notes elected to convert the principal amount of $ 9,000 to 9,000 shares of common stock.

On January 21, 2000, the Company signed a convertible promissory note for $1,000. The note has a maturity date of July 21, 2000 and accrues interest at 10% per annum, unsecured. During September 2000, the holder of the note elected to convert the principal amount of $ 1,000 to 1000 shares of common stock.

On January 24, 2000, the Company signed a convertible promissory note for $12,500. The note has a maturity date of July 24, 2000 and accrues interest at 10% per annum, unsecured. During July 2000, the holder of the note elected to convert the principal amount of $ 12,500 to 12,500 shares of common stock.

                STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
                   December 31, 2000 and 1999

NOTE 5 -  NOTE PAYABLE (Continued)

On January 24, 2000, the Company signed a convertible promissory note for $12,500. The note has a maturity date of July 24, 2000 and accrues interest at 10% per annum, unsecured. During September 2000, the holder of the note elected to convert the principal amount of $ 12,500 to 12,500 shares of common stock.

On February 10, 2000, the Company signed a convertible promissory note for $5,000. The note has a maturity date of August 10, 2000 and accrues interest at 10% per annum, unsecured. During June 2000, the holder of the note elected to convert the principal amount of $ 5,000 to 5,000 shares of common stock.

On February 18, 2000, the Company signed a convertible promissory note for $2,500. The note has a maturity date of August 18, 2000 and accrues interest at 10% per annum, unsecured. During June, 2000 the holder of the note elected to convert the principal amount of $2,500 to 2,500 shares of common stock.

                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
                   December 31, 2000 and 1999

NOTE 5 -  NOTE PAYABLE (Continued)

On March 6, 2000, the Company signed two convertible promissory note for $2,500 each. The notes have a maturity date of September 6, 2000 and accrues interest at 10% per annum, unsecured. During July and September, 2000 the holders of the notes elected to convert the principal amount of $ 5,000 to 5,000 shares of common stock.

On March 6, 2000, the Company signed a convertible promissory note for $3,000. The note has a maturity date of September 6, 2000 and accrues interest at 10% per annum, unsecured. During August 2000 the holder of the note elected to convert the principal amount of $3,000 to 3,000 shares of common stock.

On April 12, 2000, the Company signed a convertible promissory note for $700. The note has a maturity date of October 12, 2000 and accrues interest at 10% per annum, unsecured. During September 2000 the holder of the note elected to convert the principal amount of $ 700 to 700 shares of common stock.

On April 18, 2000, the Company signed a convertible promissory note for $15,000. The note has a maturity date of October 18, 2000 and accrues interest at 10% per annum, unsecured. During September 2000 the holder of the note elected to convert the principal amount of $ 15,000 to 15,000 shares of common stock.

NOTE 6  - ISSUANCE OF STOCK

During October 1998, the Company issued 215,000 shares of its previously authorized, but unissued, common stock for services of $215,000 (or $1.00 per share).

During October 1998, the Company issued 2,000 shares of its previously authorized, but unissued, common stock for cash of $2,000 (or $1.00 per share).

During October 1998, the Company issued 4,000 shares of its previously authorized, but unissued, common stock for cash of $2,000 and services of $2,000 (or $1.00 per share).

During October 1998, the Company issued 5,000 shares of its previously authorized, but unissued, common stock for services of $5,000 (or $1.00 per share).

                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
                  December 31, 2000 and 1999

NOTE 6 -  ISSUANCE OF STOCK (Continued)

During October 1998, the Company issued 10,000 shares of its previously authorized, but unissued, common stock for cash of $5,000 and services of $5,000 (or $1.00 per share).

During November 1998, the Company issued 6,000 shares of its previously authorized, but unissued, common stock for cash of $6,000 (or $1.00 per share).

During November 1998, the Company issued 3,000 shares of its previously authorized, but unissued, common stock for cash of $3,000 (or $1.00 per share).

During December 1998, the Company issued 5,000 shares of its previously authorized, but unissued, common stock for cash of $5,000 (or $1.00 per share).

During December 1998, the Company issued 16,000 shares of its previously authorized, but unissued, common stock for services of $16,000 (or $1.00 per share).

During January 1999, the Company issued 300 shares of its previously authorized, but unissued, common stock for services of $300 (or $1.00 per share).

During January 1999, the Company issued 12,500 shares of its previously authorized, but unissued, common stock for cash of $6,000 and services of $6,500 (or $1.00 per share).

During January 1999, the Company issued 20,000 shares of its previously authorized, but unissued, common stock for cash of $20,000 (or $1.00 per share).

During February 1999, the Company issued 1,000 shares of its previously authorized, but unissued, common stock for cash of $1,000 (or $1.00 per share).

During February 1999, the Company issued 2,200 shares of its previously authorized, but unissued, common stock for cash of $2,000 and services of $200 (or $1.00 per share).

During February 1999, the Company issued 2,000 shares of its previously authorized, but unissued, common stock for cash of $2,000 (or $1.00 per share).

During March 1999, the Company issued 6,400 shares of its previously authorized, but unissued, common stock for cash of $5,000 and services of $1,400 (or $1.00 per share).

During March 1999, the Company issued 27,500 shares of its previously authorized, but unissued, common stock for cash of $25,000 and services of $2,500 (or $1.00 per share

                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
                   December 31, 2000 and 1999


NOTE 6 -  ISSUANCE OF STOCK (Continued)

During May 1999, the Company issued 1,000 shares of its previously authorized, but unissued, common stock for cash of $1,000 (or $1.00 per share).

During May 1999, the Company issued 6,000 shares of its previously authorized, but unissued, common stock for cash of $5,000 and services of $1,000 (or $1.00 per share).

During July 1999, the Company issued 2,000 shares of its previously authorized, but unissued, common stock for services of $2,000 (or $1.00 per share).

During July 1999, the Company issued 1,600 shares of its previously authorized, but unissued, common stock for services of $1,600 (or $1.00 per share).

During August 1999, the Company issued 1,000 shares of its previously authorized, but unissued, common stock for cash of $200 and services of $800 (or $1.00 per share).

During August 1999, the Company issued 1,500 shares of its previously authorized, but unissued, common stock for services of $1,500 (or $1.00 per share).

During September 1999, the Company issued 12,500 shares of its previously authorized, but unissued, common stock for cash of $12,500 (or $1.00 per share).

During October 1999, the Company issued 193,500 shares of its previously authorized, but unissued, common stock for cash of $20,000 and services of $173,500 (or $1.00 per share).

During October 1999, the Company issued 11,000 shares of its previously authorized, but unissued, common stock for cash of $10,000 and services of $1,000 (or $1.00 per share).

During October 1999, the Company issued 1,000 shares of its previously authorized, but unissued, common stock for services of $1,000 (or $1.00 per share).

Stock offering costs of $8,600 were offset to additional paid-in capital during 1999.

During May and June 2000, the Company issued 38,000 shares of its previously authorized, but unissued, common stock for cash of $76,000 (or $2.00 per share.

                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
                   December 31, 2000 and 1999


NOTE 6 -  ISSUANCE OF STOCK (Continued)

During June 2000, the Company issued 12,500 shares of its previously authorized, but unissued, common stock for convertible debt of $12,500 (or $1.00 per share.

During July 2000, the Company issued 2,500 shares of its previously authorized, but unissued, common stock for convertible debt of $2,500 (or $1.00 per share).

During July 2000, the Company issued 2,000 shares of its previously authorized, but unissued, common stock for convertible debt of $ 4,000 (or $2.00 per share).

During July 2000, the Company issued 12,500 shares of its previously authorized, but unissued, common stock for convertible debt of $ 12,500 (or $1.00 per share).

During July 2000, the Company issued 500 shares of its previously authorized, but unissued, common stock for services of $ 1,000 (or $2.00 per share).

During August 2000, the Company issued 6,000 shares of its previously authorized, but unissued, common stock for convertible debt of $ 6,000 (or $1.00 per share).

During August 2000, the Company issued 6,000 shares of its previously authorized, but unissued, common stock for convertible debt of $ 6,000 (or $1.00 per share).

During August 2000, the Company issued 1,000 shares of its previously authorized, but unissued, common stock for cash of $ 2,000 (or $1.00 per share).

During September 2000, the Company issued 13,200 shares of its previously authorized, but unissued, common stock for convertible debt of $ 13,200 (or $1.00 per share).

During September 2000, the Company issued 15,000 shares of its previously authorized, but unissued, common stock for convertible debt of $ 15,000 (or $1.00 per share).

During September 2000, the Company issued 5,000 shares of its previously authorized, but unissued, common stock for cash of $ 10,000 (or $2.00 per share).

                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
                   December 31, 2000 and 1999


NOTE 6 -  ISSUANCE OF STOCK (Continued)

During September 2000, the Company issued 3,000 shares of its previously authorized, but unissued, common stock for cash of $ 6,000 (or $2.00 per share).

During September 2000, the Company issued 2,500 shares of its previously authorized, but unissued, common stock for convertible debt of $ 2,500 (or $1.00 per share).

During September 2000, the Company issued 1,000 shares of its previously authorized, but unissued, common stock for convertible debt of $ 1,000 (or $1.00 per share).

During September 2000, the Company issued 500 shares of its previously authorized, but unissued, common stock for services of $ 1,000 (or $2.00 per share).

During December 2000, the Company issued 19,000 shares of its previously authorized, but unissued, common stock for cash of $ 38,000 (or $2.00 per share).

During December 2000, the Company issued 58,800 shares of its previously authorized, but unissued, common stock for cash of $ 50,000 and a subscription receivable of $ 33,790 or $ 1.425 per share).

NOTE 7 - SUBSEQUENT EVENTS

On January 1, 2001, the company signed a promissory note with its Chief Executive Officer for $ 100,000. This is for the accounts payable with a related party (Note 4). The note bears an interest rate of 7 1/4% per annum. Accrued interest will be paid quarterly and the principal is due on December 31, 2001.

On March 14, 2001, the Company issued 20,000 shares of its previously authorized but unissued, common stock for cash of $ 40,000
(or $ 2.00 per share).

Item 23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

     There are no changes in or disagreements with any prior accountant. The current accountant was hired in 1999 to audit the Company's books and records from inception.

  Until December 15, 2002 (90 days after the effective date of the registrations statement) all U.S. Dealers effecting transactions in the registered securities may be required to deliver a prospectus.


END PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

   Section 145 of the Wyoming Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under some circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant under the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Article V, Section 1, of the Company bylaws provides for mandatory indemnification of its directors to the maximum extent permitted by the Wyoming Corporation Law and permissible indemnification of officers and employees.


Item 25.  Other Expenses of Issuance and Distribution.

   The following table sets forth the costs and expenses, other than underwriting discounts, payable by the Registrant in connection with the offer and sale of the common stock being registered. All amounts are estimates except the registration fee.

   Registration fee........................................ $    167
   NASD filing fee.............................................. 100
   Blue Sky/NASD fees and expenses (including legal fees).....15,000
   Accounting fees and expenses............................... 5,000
   Other legal fees and expenses..............................10,000
   Printing and engraving.....................................12,500
   Miscellaneous...............................................5,000
   Public Relations and Distribution..........................20,000
                                                          ----------
     Total..................................................$ 67,767
                                                         ===========




   Item 26.  Recent Sales of Unregistered Securities.

   Between October 9, 1998 and October 29, 1999 we issued and sold 569,000 shares of our common stock to 26 founders and private investors for cash consideration and services valued at $ 569,000. All investors were accredited.
The Company paid 5,600 shares as commissions to five persons as fees for referring investors to the Company.
Other than the finders fees none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. Our Company has been advised that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. The recipients in such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Company, to obtain information about the Company.

   Details of the private sale of securities is set forth in Note
6 to the Financial Statements.


   Item 27.  Exhibits.


    Exhibit
    No.      Exhibit Name

   3.1       Articles of Incorporation
   3.2       By-laws
   4.2       Specimen Common Stock Certificate
   5.1       Opinion of Lance N. Kerr Law Office
   10.1      Management Contract
   23.1 Consent of Jones, Jensen & Company, independent auditors
   23.2      Consent of Lance. N. Kerr Law Office (included in
             Exhibit 5.1)




        EX-3.1  ARTICLES



                    ARTICLES OF INCORPORATION

                             FOR

                    STRATEGIC PARTNERS, INC.


          THE UNDERSIGNED person, acting as incorporators under applicable provisions of the Wyoming Business Corporation Act, does hereby adopt the following Articles of Incorporation for said corporation.

                            ARTICLE I
                               NAME
   The name of the corporation is STRATEGIC PARTNERS, INC.

                            ARTICLE II
                             DURATION
   The duration of the corporation is perpetual.


                           ARTICLE III
                             PURPOSES
   The specific purpose for which the corporation is organized is to conduct financial activities in the general marketplace and consulting services in assisting private companies to gain access to the equity markets, in addition to all other business conduct of whatever nature and description.
     (a) To engage in any and all activities as may be reasonably related to the foregoing and following purposes.
     (b) To enter into leases, contracts and agreements, to open bank accounts and to conduct financial transactions.
     (c) To engage in any all other lawful purposes, activities and pursuits, which are substantially similar to the foregoing, or which would contribute to accomplishment of the expressed purposes of the corporation.
     (d) To change its primary business purpose from time to time as may be deemed advisable by the Board of Directors.
     (e) To engage in any other lawful business authorized by the laws of Wyoming or any other state or other jurisdiction in which the corporation may be authorized to do business.


                            ARTICLE IV
                             CAPITAL
     The corporation shall have authority to issue Ten Million
(10,000,000) common shares, one mil (.001) par value. There shall be only one class of authorized shares, to wit: common voting stock. The common stock shall have unlimited voting rights provided in the Wyoming Business Corporation Act.
     None of the shares of the corporation shall carry with them the pre-emptive right to acquire additional or other shares of the corporation. There shall be no cumulative voting of shares.


                            ARTICLE V
             INDEMNIFICATION AND NUMBER OF DIRECTORS
    No shareholders or directors of the corporation shall be individually liable for the debts of the corporation or for monetary damages arising from the conduct of the corporation. The corporation shall consist of no less than two (2) officers and directors and no more than nine (9) officers and directors.

                            ARTICLE VI
                             BY-LAWS

    Provisions for the regulation of the internal affairs of the corporation not provided for in these Articles of Incorporation shall be set forth in the By-Laws.


                           ARTICLE VII
                    RESIDENT OFFICE AND AGENT
      The address of the corporation's initial resident office shall be 2123 Pioneer Ave. Cheyenne, Wyoming 82001. The corporation's initial registered agent at such address shall be National Corporate Research, Ltd.

      I hereby acknowledge and accept appointment as corporation registered agent:


               National Corporate Research, Ltd.
               By:    /s/       Tricia Yawata


                           ARTICLE VIII
                          INCORPORATORS

        The identity and address of the incorporators are:
                 Frank J. Weinstock (President)
                        3525 Sunset Lane
                  Hollywood Beach, CA.  93035


                   David G. Lilly (Secy/Treas)
                   8833 Sunset Blvd., Ste. 200
                    West Hollywood, CA 90069


          The aforesaid incorporators shall be the initial
Directors of the corporation and shall act as such until the corporation shall have conducted its organizational meeting or until one or more successors shall have been elected and accepted their election as directors of the corporation.

                  /s/ Frank J. Weinstock
                  _________________________
                  Frank J. Weinstock, Pres.

                  /s/ David G. Lilly
                  __________________________
                  David G. Lilly, Secy/Treas



      IN WITNESS WHEREOF, Frank J. Weinstock and David G. Lilly have executed these Articles of Incorporation in duplicate this 25th day of Sept., 1998 and say

      That we are the incorporators herein; that we have read the above and foregoing Articles of Incorporation; that I know the contents thereof and that the same is true to the best of our knowledge and belief, excepting as to matters herein alleged on information and belief, and as to those matters we believe them to be true.

                            /s/ Frank J. Weinstock
                            ___________________________
                            Frank J. Weinstock, Pres.

                            /s/ David G. Lilly
                            ___________________________
                            David G. Lilly, Secy/Treas





                              BY-LAWS


                                OF


                      STRATEGIC PARTNERS, INC.
                 ________________________________


                       ARTICLE I - OFFICES
          Section 1. Principal Office. The principal office of the corporation in the State of California shall be 3525 Sunset Lane, Oxnard, CA 93035. The officer in charge thereof is Frank J. Weinstock.

          Section 2.  Other Offices. The corporation may have
such other offices within or without the state as the board of directors may from time to time designate.

                    ARTICLE II - STOCKHOLDERS
          Section 1. Annual Meeting. The annual meeting of the stockholders shall be held at the corporate office on the third Friday of January each year beginning in 1999, at the hour of 10:00 a.m., or at such other time as may be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

          Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by any director, and shall be called by the president at the written request of fifteen percent (15%) of all outstanding shares of the corporation entitled to vote at the meeting.
Unless requested by stockholders entitled to cast a majority or all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of stockholders held during the preceding twelve months.

          Section 3. Place of Meeting. The board of directors may designate any place, either in the State of Wyoming or elsewhere, as the place of any annual or special meeting of stockholders.

          Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than fifty (50) days before the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered ten days (10) after it has been deposited in the United States Mail, addressed to the stockholder at his address as it appears on the share registry of the corporation, with postage thereon prepaid.

          Section 5.  Closing of Transfer Books or Fixing of
Record Date. For any purpose requiring identification of shareholders, the record date shall be established by the board of directors, and shall not be more than twenty (20) days from the date on which any such purpose is to be accomplished. Absent a resolution establishing any such date, the record date shall be deemed to be the date on which any such action is accomplished.

          Section 6.  Voting List.  The corporation shall
maintain a stock ledger which contains:
                   (1)  The name and address of each stockholder.
                   (2)  The number of shares of stock of each
class which the stockholder holds. The stock ledger shall be in written form and available for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal office of the corporation.

          Section 7.  Quorum.  A majority of the outstanding
shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be presented or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to reduce the number of stockholders present to less than a quorum.

          Section 8. Proxies. At all meetings of stockholders, a stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. A proxy shall be void one year after it is executed unless it shall, prior to the expiration of one year, have been renewed in writing. All proxies shall be revocable.

          Section 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

          Section 10.  Informal Action by Stockholders.  Any
action required or permitted to be taken at a meeting of the stockholders, except matters as to which dissenting stockholders may hold a statutory right of appraisal, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the stockholders entitled to vote with respect to the subject matter thereof. Notice of any such action shall be provided to stockholders in the manner set forth in Section 4 of these By-laws, within ten (10) days of the effective date of the action.


          Section 11.  Cumulative Voting.  There shall be no
cumulative voting of shares.

          Section 12. Removal of Directors. At a meeting called expressly for that purpose, directors may be removed with or without cause, by a vote of the holders of a majority of the shares entitled to vote at an election of directors.




                     ARTICLE III - DIRECTORS

          Section 1. Number. The business and affairs of this corporation shall be managed by its Board of Directors, which may be no less than two (2) nor more than nine (9) in number. The Board of Directors may determine the exact number of directors from time to time, which action shall be ratified at the next annual meeting of shareholders. The directors need not be residents of this state or stockholders in the corporation. They shall be elected by the stockholders at the annual meeting of stockholder of the corporation. Each director shall be elected for the term of one (1) year, and until his successor shall have been elected and accepted his election to the Board in writing. If a vacancy occurs on the Board of Directors between annual meetings of shareholders or as a result of changing the number of Directors, the Directors may elect a Director to fill the vacancy by electing the necessary Director. Such a Director shall serve until the next annual meeting of shareholders.

          Section 2. Change in Number. The number of directors may be increased or decreased from time to time by the vote of a majority of the outstanding shares of the corporation.

          Section 3. Regular meetings. A regular meeting of the board of directors shall be held without any notice other than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

          Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any director. The person or persons calling any such meeting may fix the time and place of the meeting.

          Section 5.  Notice.  Notice of any special meeting
shall be given at least five (5) days previously thereto by written notice delivered personally, mailed or delivered by fax to each director at his business address. Notices shall be deemed to have been delivered when transmitted personally or by fax, and two days after mailed. Any director may waive notice of any meeting so long as such waiver is in writing. The business to be conducted at any special meeting need not be specified in the notice.

         Section 6.  Quorum.  A majority of the duly elected
board of directors shall constitute a quorum of the board of directors for the transaction of business at any meeting of the board of directors.


          Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

          Section 8.  Informal Action by Directors.  Action
consented to by a majority of the board of directors without a meeting is nevertheless board action so long as (a) a written consent to the action is signed by all the directors of the corporation and (b) a certificate or resolution detailing the action taken is filed with the minutes of the corporation. Any one or more directors may participate in any meeting of the board of directors by means of conference telephone or other similar communications device which permits all directors to hear the comments made by the others at the meeting.

          Section 9. Executive and other Committees. The board of directors may, from time to time, as the business of the corporation may demand, delegate its authority to committees of the board of directors under such terms and conditions as it may deem appropriate. The appointment of any such committee, the delegation of authority to it or action by it under that authority does not constitute of itself, compliance by any director not a member of the committee, with the standard provided by statute for the performance of duties of directors.

          Section 10. Compensation. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed per diem for attendance at each such meeting of the board of directors, or both. No such payments shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate action is taken shall be presumed to have assented to the action taken unless he shall announce his dissent at the meeting and his dissent is entered in the minutes and he shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.

          Section 12. Certificates of Resolution. At any such time as there shall be only one duly elected and qualified director, actions of the corporation may be manifest by the execution by such director of a Certificate of Resolution specifying the corporate action taken and the effective date of such action.


                      ARTICLE IV - OFFICERS

          Section 1. Number. Officers of the corporation shall be a president and a secretary, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person, except that no officer may act in more than one capacity where action of two or more officers is required by law.

          Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors after each annual meeting of the stockholders. Each officer shall hold office for a period of one (1) year and until his successor shall have been duly elected and shall have accepted his election as an officer of the corporation in writing.

          Section 3.  Removal.  Any officer or agent may be
removed by the board of directors whenever in its judgment, the best interests of the corporation will be served thereby. Election to an office in the corporation shall not create any contractual right of any type or sort in the person elected.

          Section 4. Vacancies. A vacancy in any office may be filled by the board of directors for the unexpired portion of the term.

          Section 5.  President.  The president shall be a
director of the corporation and shall be the principal executive officer of the corporation, and subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. The president shall have authority to institute or defend legal proceedings when the directors are deadlocked. He shall, when present, preside at all meetings of the stockholders and of the board of directors.
He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

          Section 6. Secretary. The secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; be custodian of the corporate records and of the seal of the corporation, if any; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder;
(e) sign, with the president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock registry of the corporation;
(g) have charge and custody of and be responsible for all funds and securities of the corporation; (h) Receive and give receipts for moneys due and payable to the corporation and deposit all such moneys in the name of the corporation in such bank accounts as may be established for that purposed; and
(i) in general, perform all duties incident to the office of secretary, as well as such duties as generally required upon treasurers of corporations.

         Section 7.  Salaries.  The salaries of the officers
shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


            ARTICLE V - INDEMNIFICATION OF DIRECTORS
                 AND OFFICERS OF THE CORPORATION.

          Section 1.  Indemnification. The corporation shall
indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, without more, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

          Section 1.  Contracts.  The board of directors may
authorize any officer or officers or agents to enter into any contract or execute and deliver any instrument, including loans, mortgages, checks, drafts, deposits, deeds and documents evidencing other transactions, in the name of the corporation. Such authority may be general or confined to specific instances.

     ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

          Section 1.  Certificates for Shares.  Certificates
representing shares of the corporation shall be in the form approved in the organizational resolutions of the corporation. They shall be signed by the president and secretary of the corporation. Each certificate shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on each certificate and on the stock registry of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms of indemnity to the corporation as the board of directors may prescribe.

          Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock registry of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                    ARTICLE VIII - FISCAL YEAR

          Section 1. The fiscal year of the corporation shall expire on the 31st day of December of each year.

                   ARTICLE IX - CORPORATE SEAL

          Section 1. Use of the corporate seal adopted by the board of directors shall be optional with the officer or agent of the corporation signing any document on behalf of the corporation. No duly executed corporate document shall be void because it does not bear the imprint of a seal.

                   ARTICLE X - WAIVER OF NOTICE

          Section 1. Whenever any notice is required to be given to any stockholder or director of the corporation under these By-laws, by provisions of the Articles of Incorporation, or by the statutes of the State of Wyoming, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                     ARTICLE XI - AMENDMENTS

          Section 1. The board of directors shall have the power to make, alter and repeal by-laws; but by-laws made by the board may be altered or repealed, or new by-laws made, by the stockholders.

          ADOPTED by order of the directors of the corporation on September 25, 1998.

                                        STRATEGIC PARTNERS, INC.

                                       /s/ Frank J. Weinstock
                                       _________________________
                                       Frank J. Weinstock, Director

                                       /s/ David G. Lilly
                                       _________________________
                                       David G. Lilly, Director




EX-4.2 SPECIMEN


Number  -----                 Shares -------------

                      (Logo)
     Incorporated under the laws of the State of Wyoming
                  on September 25, 1998

     COMMON

STRATEGIC PARTNERS, INC.
Total authorized issue 10,000,000 common shares (par value $
 .001)

This Certifies That  ------------------- is the owner of
--------------
fully paid and non-assessable shares of the common stock of the above named corporations transferrable only on the books of the corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed.

In witness whereof, the said corporation has caused this certificate to be signed by its duly authorised officers and its Corporate Seal to be hereunto affixed this ------------ day of -------------, -------------

/s/ Trish R. Francis

Secretary

(SEAL)

/s/ Frank J. Weinstock

President

 EX-5.1 OPINION


                  [letterhead of Lance N. Kerr Law Office]



   October 25, 2000

   Strategic Partners, Inc. .
   3525 Sunset lane
   Oxnard, CA 93035

   Re:     Registration Statement on Form SB-2


   Ladies and Gentlemen:

   We have examined the Registration Statement on Form SB-2 originally filed by Strategic Partners, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") in November, 2000, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 300,000 shares of the Company's Common Stock (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and we are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

   It is our opinion that, the issuance of the Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable under the laws of the State of Wyoming.

   We consent to the use of this Opinion as an exhibit to said
Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment thereto.

        Very truly yours,

        /s/ Lance N. Kerr

        Law Office of Lance N. Kerr



 EX-10.1 EMPLOYMENT CONTRACT - FRANK J. WEINSTOCK






                     EMPLOYMENT AGREEMENT
                    Chief Executive Officer



     Agreement made, effective as of October 31, 1999 by and between STRATEGIC PARTNERS, INC., a corporation duly organized and existing under the laws of the State of Wyoming; hereinafter referred to as employer, and FRANK J. WEINSTOCK, hereinafter referred to as employee.

     In consideration of the mutual covenants and promises of the parties to this agreement, and in consideration of the services rendered by employee prior to the effective date of this agreement, employer and employee agree as follows:


SECTION ONE

EMPLOYMENT

     Employer employs employee as chief executive officer and employee accepts such employment with employer, subject to the terms and conditions of this agreement.


SECTION TWO

TERM OF EMPLOYMENT

     This agreement and the employment under this agreement shall commence on the effective date stated above, and continue until the end of the fifth fiscal period of employer ending after the effective date of this agreement.


SECTION THREE

DUTIES OF EMPLOYEE

     Employer hereby employs employee as its Chief Executive Officer;
employee hereby accepts such employment. Employee shall perform the duties of Chief Executive Officer subject to the general supervision and pursuant to the orders, advice, and direction of the board of directors of employer. Employee will at all times faithfully, industriously, and to best of his ability, experience, and talents, perform all of the duties that may be required of and from employee pursuant to the express and implicit terms of this Agreement, to the reasonable satisfaction of employer. Employee shall perform such other duties as are customarily performed by one holding such position in other, same, or similar businesses or enterprises as that engaged in by corporation, and shall also render such other and unrelated services and duties as may be assigned to him from time to time by employer. Employee will devote a sufficient amount of his time, energy, and skill during regular and, if necessary, outside of, regular business hours to such employment. Employee shall perform such services and act in such executive capacity as the board of directors of employer shall direct. This Agreement shall not act to bar employee from continuing any other business activities or professions in which employee is engaged on the effective date of this agreement nor from undertaking any new business activities or professions as long as they do not conflict with the employer's business. During the term of this Agreement, as set forth more specifically below, employee will not engage in or provide services to businesses that compete with that of employer nor take advantage of any business opportunity that rightfully belongs to employer.

CONTRACT LABOR OPTION

     To the extent permitted federal and state tax and employment laws, employee shall have the right to direct employer to pay any or all of the compensation due employee under this agreement to a viable business entity owned and operated by employee. In this event such entity shall be deemed employee's "employer" solely for purposes of computing, withholding, and paying employee's federal and state taxes and related federal and state employment charges for income paid by employer to employee under this Agreement. Both the entity and the employee personally, shall guarantee employee's performance under this Agreement in writing. None of employee's other personal responsibilities or rights under this Agreement shall terminate or be modified by virtue of such designation. Employee and employer will cooperate with each other and promptly execute on demand, any additional documents necessary to carry out the intent of this provision. This provision is subject to the explicit condition that either it does not result in additional expense to employer, or, if it does, employer's board of directors approves such additional expense on such terms and conditions as are reasonable.


SECTION FOUR

COMPENSATION

     A. Employee's salary shall be at the rate of One Hundred
Fifty Thousand Dollars ($150,000.00) per year from the effective date of this agreement, unless increased with the approval of employer's Board of Directors until the end of the fifth fiscal period of employer ending after the effective date of this agreement.

EMPLOYEE BENEFIT PLAN

     Employee shall be entitled to participate in any qualified
Profit-Sharing Plan, Employee Stock Plan, Stock Bonus Plan and Pension Plan adopted or implemented by employer. The administration, contributions, restrictions and degree of employee participation shall be at the discretion of employer with approval of employer's Board of Directors.

HEALTH CARE INSURANCE BENEFITS

     Employer shall provide employee with Health Insurance
Benefits for employee and employee's partner. The administration, restrictions, contributions, insurance carrier, extent of coverage, including, but not limited to major medical, catastrophic medical, dental, ophthalmology, and optometry, shall be at the discretion of employer with approval of employer's Board of Directors. Health insurance benefits shall terminate sixty days after the termination of this agreement.


SECTION FIVE

FAILURE TO PAY EMPLOYEE

     The failure of employer to pay employee his or her salary as provided in Section Four may, in employee's sole discretion be deemed a breach of this agreement, and unless such breach is cured within thirty days after written notice to employer, this employment agreement shall terminate, including the non-competition provisions of Sections Eight and Nine.


SECTION SIX

REIMBURSEMENT FOR EXPENSES

     Employer shall reimburse employee for reasonable out-of-pocket expenses that employee shall incur in connection with his services for employer contemplated by this agreement, on presentation by employee of appropriate vouchers and receipts for such expenses to employer.


SECTION SEVEN

TERMINATION

     A. In the event Employee should die during the term of this Agreement employer will pay all sums due and payable to employee under this Agreement, including without limitation all of the compensation payable to employee under this Agreement as if employee had not died or been terminated, to employee's legal representative and thereafter to employee's heirs, through a period ending Sixty days after employee's date of death. Said sums shall be paid monthly. Employee shall be deemed not to be or to have been in breach of this Agreement, and no payment shall be suspended, withheld or interrupted for any reason.

     B. Except as otherwise provided in this agreement, if employee fails to perform or to comply with any material term or condition of this agreement and does not undertake reasonable steps to cure such failure to perform or comply, within Thirty days of receipt of written notice of such failure to conform or comply, then this agreement may be terminated on Sixty days' written notice to employee by employer. Such notice shall specify the precise nature of the failure to perform or to comply, shall contain reasonable suggestions for curing same and specifically warn employee of the consequences of failure to cure within the thirty day period. In the event of merger, acquisition or takeover of employer, employer guarantees employee a position with the surviving, acquiring, or ongoing entity that is similar or better in position, at the same or better compensation, and under the same terms and conditions as are otherwise set forth in this Agreement. If the holders of either the common or the preferred stock of employer acquire and exercise the right to choose a majority of the board of directors of employer and a majority of the newly elected board of directors vote to terminate such employment, it may be terminated upon Ninety days written notice to employee, but only subject to the following terms and conditions: all sums due and payable to employee under this Agreement, including without limitation all of the compensation payable to employee under this Agreement as if employee had not been terminated for employer's first through fifth fiscal periods, commencing on the effective date of this Agreement, shall be paid monthly to employee or such entity as employee designates; employee shall be deemed not to be or to have been in breach of this Agreement, no payment shall be suspended, withheld or interrupted for any reason. Additionally, if employee has performed or complied with all the material terms and conditions of this agreement, the non-competition provisions of Sections Eight and Nine shall not apply.

     C. If employee shall fail or be unable to perform the services required under this agreement, because of any physical or mental infirmity, other than death and such failure or inability shall continue for three consecutive months, or for six months during any consecutive twelve-month period, employer shall have the right to terminate this agreement ninety days after delivering written notice of such termination to employee; provided, however, that employee shall continue to receive his full compensation under this agreement to the date of termination, in spite of any such infirmity. The non-competition provisions of Sections Eight and Nine shall continue in effect in spite of such termination of this agreement, but if, after recovery from such infirmity as evidenced by a medical certificate of a physician of employer, employer does not choose to hire employee in some executive capacity, the non competition provisions of Sections Eight and Nine, if still in effect, shall cease to be operative.

SECTION EIGHT

NON-COMPETITION AFTER TERMINATION

     Employee agrees that, in addition to any other limitation, for a period of three years after the termination of his employment under this agreement, except a termination caused by employer in violation of the terms of this agreement, and unless otherwise specified in this agreement, employee will not directly or indirectly engage in, or in any manner be connected with or employed by any person, firm, corporation, or other entity in competition with employer or engaged in manufacturing, advertising, designing, promoting, selling, or providing fiscal, or other promotional or consulting services to any person or entity engaged in a similar business within the territories of the United States of America. This provision may be modified in whole or in part, or waived, but only in writing, by employer with approval of employer's Board of Directors.


SECTION NINE

 SOLICITATION AFTER TERMINATION

     Employee agrees that, in addition to any other limitation, for a period of three years after the termination of his employment under this agreement, except a termination caused by employer in violation of the terms of this agreement, and unless otherwise specified in this agreement, employee will not, on behalf of himself or on behalf of any other person, firm, corporation, or other entity, call on any of the customers of employer, or any of its affiliates or subsidiaries for the purpose of soliciting and/or providing to any of such customers any manufacturing, advertising, designing, promoting, selling, fiscal, or other promotional or consulting services, nor will he, in any way, directly or indirectly, for himself, or on behalf of any other person, firm, corporation, or other entity solicit, divert, or take away any customer of employer, its affiliates or its subsidiaries. This provision may be modified in whole or in part, or waived, but only in writing, by employer with approval of employer's
Board of Directors.



SECTION TEN

USE OF CONFIDENTIAL INFORMATION

     Employee agrees that, in addition to any other limitation contained in this agreement, regardless of the circumstances of the termination of employment, he will not communicate to any person, firm, corporation, or other entity any information relating to customer lists, prices, design or details relating to finished products of whatever nature and description as it relates to the employers business; to include, drawings, specifications and processes, nor employer's proprietary and trade secrets, advertising, nor any confidential knowledge or secrets that employee might from time to time acquire with respect to the business of the employer, or any of its affiliates or subsidiaries.

SECTION ELEVEN

 INJUNCTIVE RELIEF

     Employee hereby acknowledges that the services to be rendered under this agreement are of a unique, special, and extraordinary character that would be difficult or impossible for employer to replace, and by reason of such difficulty, employee hereby agrees that for violation of any of the provisions of this agreement, employer shall, in addition to any other rights and remedies available under this agreement, at law or otherwise, be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining employee from committing any violation of this agreement, and employee hereby consents to the issuance of such injunction.


SECTION TWELVE

 COMMUNICATIONS TO EMPLOYER

     A. From the time this agreement commences until the termination of this agreement, employee shall communicate and channel to employer all knowledge, business, and customer contacts and any other matters of information that could concern or be in any way beneficial to the business of employer, whether acquired by employee before or during the term of this agreement; provided, however, that nothing under this agreement shall be construed as requiring such communications where the information is lawfully protected from disclosure as a trade secret of a third party.

     B. Any such information communicated to employer as stated above shall be and remain the property of employer, in spite of the subsequent termination of this agreement.


SECTION THIRTEEN

TERMINATION BY EMPLOYEE

     If employer shall cease conducting its business, take any action looking toward its dissolution or liquidation, make an assignment for the benefit of its creditors, admit in writing its inability to pay its debts as they become due, file a voluntary or be the subject of an involuntary petition in bankruptcy, or be the subject of any state or federal insolvency proceeding of any kind, then the employee may, in his sole discretion, by written notice to employer, terminate his or her employment and employer hereby consents to the release of employee under such circumstances and agrees that if employer ceases to operate or to exist as a result of such event, the non-competition and other provisions of Sections Nine through Eleven of this agreement shall terminate.


SECTION FOURTEEN

 BINDING EFFECT

     This agreement shall be binding on and shall inure to the benefit of any successor or successors of employer and the personal representatives of employee.



SECTION FIFTEEN

LAW TO GOVERN CONTRACT

     It is agreed that this agreement shall be governed by, construed, and enforced in accordance with the laws of the State of California.


SECTION SIXTEEN

ENTIRE AGREEMENT

     This agreement shall constitute the entire agreement between the parties and any prior understanding or representation of any kind preceding the date of this agreement shall not be binding upon either party except to the extent incorporated in this agreement.

SECTION SEVENTEEN

MODIFICATION OF AGREEMENT

     Any modification of this agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.


SECTION EIGHTEEN

NO WAIVER

     The failure of either party to this agreement to insist upon the performance of any of the terms and conditions of this agreement, or the waiver of any breach of any of the terms and conditions of this agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.


SECTION NINETEEN

 ATTORNEY FEES

     In the event that any action is filed in relation to this agreement, or any dispute between employer or its assigns and successors in interest, and employee and his heirs assigns and successors in interest, arises out of the subject matter of this agreement, the parties hereby waive any provision of applicable law entitling any party to any attorney's fees and costs and hereby specifically agree that each party shall bear their own attorney's fees and costs.

SECTION TWENTY
NOTICES

     Except as otherwise provided herein, any notice provided for or concerning this agreement shall be in writing and shall be deemed sufficiently given when sent by certified or registered mail if sent to the respective address of each party as set forth in the official records of the corporation.



     In witness whereof, each party to this agreement has caused it to be executed at Ventura County, California on the date indicated below.

DATED: October 31, 1999

Employer

STRATEGIC PARTNERS, INC.

By:____/s/ Gerald Bench_________________________
     Gerald Bench, Chief Financial Officer


Attest:___/s/ Trish R. Francis___________________________
     Trish R. Francis, Secy.
                                             [Seal]

Employee


By        /s/ Frank J. Weinstock

     Frank J. Weinstock



































 EX-23.1 CONSENT


                    [Letterhead of HJ & Associates, LLC]



                       CONSENT LETTER


U.S. Securities & Exchange Commission
450 Fifth Street, N. W.
Washington, D.C.  20549

Re:  Consent to be named in the Form SB-2 Amendment three
     Registration Statement of Strategic Partners, Inc. a
     Wyoming corporation, (the "Registrant"), to be filed on or about October 10, 2001.

Ladies and Gentlemen:

We hereby consent to the use of our report prepared for Strategic Partners, Inc. for the year ended December 31, 2000, dated March 20, 2001, in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

Yours very sincerely,


/s/ HJ & Associates, LLC

HJ Associates, LLC
October 10, 2001






















          Item 28.  Undertakings.

              To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the provisions described in
Item 14,or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel for the Company the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

          We undertake that: (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities it offers, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the persons whose signatures appear below, which persons have signed such Registration Statement in the capacities and on the dates indicated:

       In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, in the City of Oxnard, State of California on October 9, 2001

 Strategic Partners, Inc.

 By /s/ Frank J. Weinstock


  Frank J. Weinstock, President, Chief Executive Officer and
      Director.

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

 By   /s/ Trish R. Francis


Trish R. Francis, Secretary and Director